UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Rd., Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (336) 940-3769

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A 2026 Annual Meeting of Stockholders of 22nd Century Group, Inc. was held on Thursday, June 11, 2026. The matters voted upon and the results of the vote were as follows:

(1)	Proposal One: To elect Lucille Salhany as a Class III director to serve until the 2029 annual meeting of the stockholders and until her respective successor has been elected and qualified. In accordance with the voting results listed below, the nominees were elected to serve as director.

Nominee for Director	For	Withheld	Broker non-votes
Lucille Salhany	1,163,869	34,794	0

(2)	Proposal Two: To approve an advisory resolution approving executive compensation for fiscal year 2025. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2025 has been approved.

For	Against	Abstain	Broker non-votes
1,160,325	37,053	1,285	0

(3)	Proposal Three: To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accountants for 2026. In accordance with the voting results listed below, WithumSmith+Brown, PC will serve as the independent registered certified public accountants for the year 2026.

For	Against	Abstain	Broker non-votes
1,191,342	7,051	270	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: June 11, 2026	Lawrence Firestone
Chief Executive Officer